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                              EMPLOYMENT AGREEMENT

                AGREEMENT made as of the _____ day of _____, 1997 by and between WHG RESORTS & CASINOS INC., a Delaware corporation (the "Company"), with its principal place of business at c/o El San Juan Hotel & Casino, 6063 East Isla Verde Avenue, Carolina, Puerto Rico 00979 and LOUIS J. NICASTRO ("Executive") residing at Cleft Road, Mill Neck, New York 11765.

                              W I T N E S S E T H :

                WHEREAS, the Company and Executive desire to enter into an employment agreement on the terms and subject to the conditions hereinafter set forth.

                NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants
hereinafter set forth, the parties hereto agree as follows:

                1.  DUTIES.

                         1.1.  The  Company  hereby  employs   Executive  as  an
executive of the Company to perform services as Chairman of the Board and Chief Executive Officer and the duties associated therewith, subject to the control and direction of the Company's Board of Directors. Except with the consent of Executive, the principal place from which he shall perform his duties shall not be located elsewhere than in New York City, New York or its environs.

                         1.2.   Executive   hereby   accepts  such   employment.
Throughout the period of his employment by the Company, and subject to his obligations as a Director and Chairman of the Board of WMS Industries Inc. ("WMS") and as a Director of Midway Games Inc. ("Midway"), Executive will devote his full time, attention, knowledge and skills, faithfully, diligently and to the best of his judgment and ability, to the performance of his duties under
Section 1.1 hereof and in furtherance of the business of the Company and will observe and carry out such rules, regulations, policies, directions and restrictions as the Company shall from time to time establish. Executive shall at all times conduct himself in a manner so as to remain eligible to perform his duties under the laws of the Commonwealth of Puerto Rico, including laws, rules and regulations relating to gambling. Executive will do such traveling as may be reasonably required of him in the performance of his duties hereunder. At the Company's request, Executive shall serve as an officer or director of the Company or any affiliate of the Company without additional compensation except that Executive shall be entitled to receive directors fees for service as a director of Williams Hospitality Group Inc. ("WHGI") and other subsidiaries of the Company on the same basis as other directors of WHGI and such other subsidiaries.


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                         1.3.  Executive shall not, without the written approval
of a majority of the Company's Board of Directors first had and obtained in each instance, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Company or any affiliate of the Company. The foregoing shall not preclude
Executive's   participation  in  non-profit  organizations  and/or  associations related to the tourism and hotel industries that will directly or indirectly benefit the Company or from serving as a Director and Chairman of the Board of WMS and a Director of Midway and receiving compensation therefor.

                2. TERM OF EMPLOYMENT. Executive shall be employed under this agreement for an initial term of five years commencing April 21, 1997 and ending April 20, 2002.

                3.  BASE SALARY AND BONUS.

                         3.1.  As  base  compensation  for  the  performance  by
Executive of his obligations under Section 1 hereof, the Company shall pay Executive a base salary at the rate of not less than $400,000 per year, payable in accordance with the Company's customary payroll practices for senior executives.

                         3.2.  Commencing  with the fiscal  year of the  Company
beginning July 1, 1997 and each fiscal year thereafter during the term of this Agreement, Executive shall be paid a bonus in an amount equal to two percent
(2%) of the Company's "adjusted pre-tax income." The term "adjusted pre-tax income" means the "Income (loss) before tax provision, minority interests in income and extraordinary items" of the Company as reported on its audited consolidated statements of operations with respect to the applicable fiscal year, adjusted for minority interests in income (loss) on a pre-tax basis, but modified to eliminate the effect of (A) any adjustment for taxes, penalties or interest payable with respect to any fiscal year beginning before July 1, 1997 and (B) the accrual for bonus payable pursuant to this Section 3.2, all such modifications to be determined by the Board of Directors in accordance with generally accepted accounting principles. The amount of the bonus, if any, to which Executive becomes entitled pursuant to this Section 3.2 shall be paid within fifteen (15) days after the Company releases its audited financial statements for the applicable fiscal year. With respect to the fiscal year of the Company during which Executive's employment hereunder terminates for any reason, Executive shall be entitled to a pro-rata bonus based upon the number of days in such fiscal year during which Executive was employed by the Company. If requested by Executive, the Company shall make quarterly interest free advances against the bonus in amounts mutually agreeable to the Company and Executive.

                4.  ADDITIONAL  BENEFITS.   In  addition  to  his  base  salary,
Executive shall be entitled to the following benefits:

                         4.1.  Executive  shall be  entitled to  participate  in
bonus and incentive plans, including stock option plans, generally available to senior executives of the Company which may


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be in effect  from time to time during the period of his  employment  hereunder.
The Company shall be under no obligation to institute or continue the existence of any such plans.

                         4.2. Executive shall be entitled to participate, to the
extent he is eligible under the terms and conditions thereof, in any health and life insurance plans generally available to the executives of the Company which may be in effect from time to time during the period of his employment hereunder. The Company shall be under no obligation to institute or continue the existence of any such plans.

                         4.3.  The  Company   shall   reimburse   Executive  for
reasonable and necessary expenses incurred by him in connection with the business of the Company, including, but not limited to, such items as entertainment, travel and lodging, gifts and similar items as shall be deemed necessary and commensurate with his position as Chairman of the Board and Chief Executive Officer in accordance with the reimbursement policy followed by the Company with respect to its executives. Executive will present receipts or vouchers for any requested reimbursements in accordance with the Company's policies.

                         4.4.  Executive shall be entitled to paid vacation each
year during the period of his employment hereunder in accordance with the Company's customary practices, such vacations to be taken at times mutually agreeable to Executive and the Board of Directors of the Company.

                5.  RESTRICTED ACTIVITIES.

                         5.1. During the period of his employment  hereunder and
a further period of one year following the effective date of termination of such employment, Executive shall not directly or indirectly, own, manage, operate, invest in or otherwise participate in or be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise any entity which is engaged in the same or any similar business as the Company. Nothing herein contained shall be deemed to prohibit Executive from passively investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive's holdings therein represent less than five (5%) percent of the total number of shares or principal amount of other securities of such company outstanding or from serving as a Director or Chairman of the Board of WMS or as a Director of Midway.

                         5.2. During the period of his employment  hereunder and
for a further period of one year following the effective date of termination of such employment, Executive shall not, for himself or on behalf of any other person, partnership, corporation or entity, directly or indirectly, (i) call on any customer or client of the Company or any hotel or other facility owned or managed by the Company for the purpose of soliciting, diverting or taking away any customer or client from the Company or such hotel or other facility or (ii) induce, influence or seek to induce or influence any person who has been engaged as an employee, representative, agent, independent contractor or otherwise by the Company or any hotel or other


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facility managed by the Company,  to terminate his or her relationship  with the
Company or such hotel or other facility.

                         5.3. Executive acknowledges that the provisions of this
Section 5 are reasonable and necessary for the protection of the Company and that each provision, and the period or periods of time, and types and scope of restrictions on the activities specified herein, are and are intended to be, divisible. In the event that any provision of this Section 5, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                         5.4. In the event of a breach or  threatened  breach by
either the Company or Executive of any obligations under this Agreement, the parties hereto acknowledge that the Company or Executive, as the case may be, will not have an adequate remedy at law, and shall be entitled to such equitable and injunctive relief as may be available to restrain violations of the provisions of this Agreement. Nothing in this Section 5.4 shall be construed as prohibiting the parties hereto from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages for such breach or threatened breach.

                6. TERMINATION BENEFITS.

                         6.1.   If  (A)  the  Company   terminates   Executive's
employment in violation of this Agreement or otherwise breaches its obligations to Executive under this Agreement; (B) the Company is deemed to terminate Executive's employment in violation of this Agreement, as provided in Section 6.3, and Executive gives the written notice to the Company provided for in such Section; or (C) at any time during the term of this Agreement individuals who presently constitute the Board of Directors of the Company, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either presently on the Board or such recommended successors (such present directors or recommended directors being hereafter referred to as "Acceptable Directors"), cease for any reason to constitute at least a majority of such Board, and Executive gives the written notice to the Company provided for in Section 6.4 hereof; then, upon the happening of any such events, (i) the Company shall pay to Executive within fifteen (15) days after such termination or breach (as severance pay and liquidated damages, in lieu of any other rights or remedies which might otherwise be available to him under this Agreement, and without mitigation of any kind or amount, whether or not Executive shall seek or accept other employment), a lump sum payment equal in amount to the aggregate base salary which would have been payable to Executive pursuant to Section 3.1 of this Agreement during the remaining term hereof (for purposes of this Section 6.1, the rate of Executive's base salary shall be deemed to be Executive's base salary at the highest annual rate in effect during the one-year period immediately preceding termination or breach); (ii) the aggregate bonus which would have been payable to Executive pursuant to Section 3.2 hereof


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during the remaining term of this Agreement, assuming adjusted pre-tax income of the Company during the remaining term hereof is earned at the highest level achieved in either of the last two full fiscal years prior to such termination; and (iii) Executive shall have the right, exercisable within thirty (30) days after such termination or breach to sell to the Company any or all options held by Executive to purchase the Company common stock and options to purchase the securities of any other company at least 20% of the voting securities of which are owned by the Company ("Related Company") at a price per share equal to the amount by which (a) the average closing price of the Company common stock or the securities of such Related Company, as the case may be, on the New York Stock Exchange (or other applicable trading market if not listed on the New York Stock Exchange) during the thirty-day period immediately preceding the date on which he notifies the Company of his election to sell such options plus the fair market value per share of other securities or assets which Executive would be entitled to receive upon exercise of such options exceeds (b) the option exercise price for each such share. All options not yet fully exercisable shall be deemed fully exercisable for purposes of the foregoing computation. Such payments shall be made by the Company within fifteen (15) days after Executive has notified the Company of the exercise of his right to sell such options and shall not require any further authorization or approval of the Board of Directors of the Company. Each of the payments provide for in this Section 6.1 shall be paid in full, without discount to present value. In addition to the foregoing, the obligations of the Company to pay for the benefits provided in
Section 4 hereof shall remain in full force and effect.

                         6.2. If it shall be determined  that any amount payable
by the Company under this Section to or for the benefit of Executive (a "Base Payment") would be subject to the excise tax (the "Excise Tax") imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by Executive, after the calculation and deduction of any Excise Tax on the Base Payment and any federal, state and local income taxes and Excise Tax on the Gross-Up Payment, shall be equal to the Base Payment. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Finally, the Gross-Up Payment shall be reduced by income or Excise Tax withholding payments made by the Company to any federal, state or local taxing authority with respect to the Gross-Up Payment that was not deducted from compensation payable to Executive. All determinations required to be made under this Section 6.2, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, except as specified above, shall be made by the Company's independent auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days after the receipt of notice from Executive that there should be a Gross-Up Payment. The determination of tax liability made by the Accounting Firm shall be subject to review by Executive's tax advisor, and, if Executive's tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and Executive's tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the


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determination.  All  fees  and  expenses  of the  accountants  and tax  advisors retained by either Executive or the Company shall be borne by the Company. Any Gross-Up Payment shall be paid by the Company to Executive within five (5) days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon the Company and Executive.

                         6.3.  The  Company  shall be deemed to have  terminated
Executive's   employment  in  violation  of  this  Agreement  for  all  purposes hereunder, if, among other things, without his prior written consent,

                                  6.3.1.  Executive is placed in any position of
lesser stature than that of Chairman of the Board and Chief Executive Officer of the Company; is assigned duties inconsistent with such position or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis which is in derogation of his status as Chairman of the Board and Chief Executive Officer;

                                  6.3.2.  Executive  ceases to serve as a member
of the Board of Directors of the Company;

                                  6.3.3.  The  Company  discontinues  or reduces
(from the highest level in effect during the term of this Agreement) the amount of base salary payable to Executive pursuant to this Agreement; or

                                  6.3.4.  The  Company  discontinues  or reduces
(from the level in effect on the date hereof) the perquisites or fringe benefits inherent in Executive's position on the date hereof;

and Executive gives written notice of his election to deem such act to constitute termination, in which event termination pursuant to this Section 6.3, shall be deemed to have occurred upon the date of the giving of such notice.

                         6.4.  In the event of a change in the  constitution  of
the Board of Directors of the Company such that it does not include a majority of Acceptable Directors as provided in clause (C) of Section 6.1 hereof, and in the further event that at any time thereafter, Executive gives written notice of the election to terminate this Agreement, termination pursuant to this Section 6 shall be deemed to have occurred upon the date of the giving of such notice.

                7. ENTIRE AGREEMENT. This agreement supersedes any prior agreement or understanding with respect to the subject matter hereof and constitutes the entire agreement of the parties hereto. No amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.


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                8.  NOTICES.  Any notice  required,  permitted  or desired to be given pursuant to any of the provisions of this agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or sent by responsible overnight delivery service or transmitted by telephone facsimile to either of the parties at such party's address set forth below, or to such other address as such party may specify from time to time by notice to the other given in accordance with the provisions hereof:

                         If to the Company:

                         WHG Resorts & Casinos Inc.
                         6063 East Isla Verde Avenue
                         Carolina, Puerto Rico  00979
                         Attention:  President

                         If to Executive:

                         Louis J. Nicastro
                         Cleft Road
                         Mill Neck, New York  11765

The date of the giving of any notice sent by mail shall be the date two days after the posting of the mail.

                9. NO ASSIGNMENT. Neither this agreement nor the right to receive any payments hereunder may be assigned by Executive. Neither this agreement nor the right to Executive's services hereunder may be assigned by the Company. This agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors and administrators and the Company, its successors and assigns.

                10. NO WAIVER. No course of dealing nor any delay on the part of the Company or Executive in exercising any rights hereunder shall operate as a waiver of any such rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                11. GOVERNING LAW. This agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely therein.


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                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
agreement to be duly executed on the day and year first above written.

                                       WHG RESORTS & CASINOS INC.

                                       By:
                                          -----------------------------------
                                            Brian R. Gamache, President




                                          -----------------------------------
                                            LOUIS J. NICASTRO


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